EXHIBIT 99.1

Republic Bancorp, Inc. to present at the 2011 INVESTKentucky Annual Equity Investment Conference

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 24, 2011--Republic Bancorp, Inc. (NASDAQ: RBCAA), parent company of Republic Bank & Trust Company and Republic Bank, announced today it will make a presentation Thursday, June 9, 2011 at 9:15 AM EDT at the INVESTKentucky Annual Equity Investment Conference. The conference takes place at Churchill Downs in Louisville, Kentucky. Steven E. Trager, president and chief executive officer, will represent the company at the conference.

In addition to its formal presentation, the company will participate in a number of meetings with institutional investors during the conference. The company’s presentation materials will be filed with the Securities and Exchange Commission on Form 8-K and posted to the investor section of the company’s website, www.republicbank.com, prior to the event.

Republic Bancorp, Inc. (Republic) has 43 banking centers and is the parent company of Republic Bank & Trust Company and Republic Bank. Republic Bank & Trust Company has 35 banking centers in 13 Kentucky communities - Bowling Green, Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville and three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey and Temple Terrace, Florida as well as Cincinnati, Ohio. Republic operates Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic offers internet banking at www.republicbank.com. Republic has $3.4 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky and Republic's Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

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CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President & CFO

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